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                                                                   EXHIBIT 10.16




                         MORTGAGE LOAN FUNDING FACILITY

                                                            Dated: July 25, 1995



SLT Realty Limited Partnership and
SLT Realty Company, L.L.C.
11845 West Olympic Boulevard, Suite 550
Los Angeles, California 90064

Attention:   Barry S. Sternlicht, Chairman, Trustee and Chief
             Executive Officer of
             Starwood Lodging Trust (the general partner of SLT Realty Limited
             Partnership and 0.28% member of SLT Realty Company, L.L.C.)

Gentlemen:

                 Lehman Commercial Paper Inc. ("Lehman") hereby agrees to make available to SLT Realty Limited Partnership ("SLTLP") and SLT Realty Company, L.L.C. ("SLTLLC", together with SLTLP collectively, the "Customers") a loan facility (this "Facility") secured by mortgage loans and a participation interest on the terms set forth in this Mortgage Loan Funding Facility (this "Facility Agreement"). Capitalized terms not defined herein shall have the respective meanings given such terms in the Pledge Agreement, dated the date hereof, between the Customers and Lehman (the "Pledge Agreement").

                 1. The Advances. Lehman agrees to make advances from time to time (each an "Advance" and collectively with any Subsequent Advances, the "Advances") to Customers and to Reset such Advances (subject to the requirements of the Relevant Agreements) in an aggregate principal amount not to exceed at any one time outstanding $44,600,000 (the "Maximum Credit"). The minimum amount of each Advance or Subsequent Advance shall be one million dollars ($1,000,000) with additional increments of one hundred thousand dollars ($100,000) thereafter. This Facility is a commitment to lend and sets forth the procedures to be used in connection with periodic Advances. The parties acknowledge that in the absence of an Event of Default and upon satisfaction of all of the covenants and conditions precedent in the Relevant Agreements, Lehman shall make any Advance requested pursuant to this Facility. All Advances made by Lehman hereunder shall be evidenced by the Promissory Note. Although the Promissory Note shall be dated the date of issue, interest in respect thereof shall be payable only for the periods during which the Advances evidenced thereby are outstanding, and although the stated amount of the Promissory Note shall be equal to the Maximum Credit, the Promissory Note shall be enforceable only to the extent of the unpaid aggregate principal amount of the Advances then outstanding plus any other amounts due thereunder. Within the limits of the Maximum Credit, Customers may borrow, repay pursuant to Sections 3 and 4 hereof and reborrow pursuant to Section 2 hereof. Lehman shall note and endorse on its internal records each Advance and payment thereon, provided, however, failure to do so shall not prejudice Lehman's rights under the Relevant Agreements.

                 2. Making the Advances and Resetting of the Interest Rate. (a) On any day no later than 2:00 P.M. (New York City time) two (2) Business Days prior to the date on which Customers desire to borrow funds from Lehman under this Facility or two (2) Business Days prior to the Reset Date (as defined below) of an outstanding Advance, if the Customers desire a term until the next Reset Date with respect to such Advance (each such term, the "Reset Term") to be other than one month, Customers shall notify Lehman by telephone or telecopy that Customers wish to borrow money on a specified date in a specified principal amount and for a specified term or notify Lehman of the desired Reset Term, if other than one month, as the case may be.

                          (b)     Each such request by Customers shall be
evidenced by a notice (each, a "Notice of Borrowing") substantially in the form attached hereto, with the blanks appropriately completed and duly executed, which Notice of Borrowing shall be received no later than 4:00 PM (New York City time) two (2) Business Days prior to the Reset Date or the date of the requested Advance, as applicable. On the date of such Subsequent Advance, as so agreed by Customers and Lehman, Lehman will make its Advance to Customers upon the satisfaction of the conditions precedent to such Advance set forth in
Section 6 hereof. On the Reset Date, the Interest Rate for the requested Reset Term shall be quoted by Lehman in accordance with Section 2(c) hereof.
Promptly after the Reset Date or the date of any Subsequent Advance, as applicable, Lehman will send to Customers' a written confirmation of such Subsequent Advance or Reset Term (each, a "Confirmation"), and Customers' acceptance of the related proceeds, if applicable, or failure to object in writing within one Business Day of receipt thereof, shall constitute Customers' agreement to the terms thereof.

                          (c)     The Reset Term for each Advance shall be one
month (or, in the case of the initial Reset Term related to an Advance or Subsequent Advance, such shorter period of time from the date of such Advance or Subsequent Advance to the immediately succeeding Reset Date), unless otherwise requested in the Notice of Borrowing and confirmed by Lehman in the Confirmation. In the event the Reset Term of an Advance or Subsequent Advance is one month or less and the Reset Date or the date on which the Advance or Subsequent Advance is made, as applicable, is (i) within the first twelve (12) months from the date hereof, the interest rate with respect to such Advance or Subsequent Advance shall be the LIBOR Rate, as determined by Lehman, plus one hundred fifty (150) basis points, or (ii) after the first twelve (12) months from the date hereof, the interest rate with respect to such Advance or Subsequent Advance shall be the LIBOR Rate, plus one hundred seventy-five (175) basis points (either such rate, the "Interest Rate"). In the event that One-Month LIBOR is no longer publicly available, the Interest Rate shall be the Prime Rate plus fifty (50) basis points. In the event that the Customers request a Reset Term for an Advance or a Subsequent Advance which is longer than one month, such request shall be specified on the Notice of Borrowing, and the Interest Rate shall be the rate quoted by Lehman and agreed to by Customers (and as specified in the Confirmation). Notwithstanding the foregoing, Lehman shall be under no obligation to provide Customers with a quoted rate for a Reset Term in excess of one month and, if such quoted rate is not mutually agreeable among the Customers and Lehman or if no Notice of Borrowing is delivered prior to the then applicable Reset Date, the Reset Term in connection with the related Advances shall be one month. All computations

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of interest based on the LIBOR Rate or the rate quoted by Lehman at the
Customers' request shall be made by Lehman on the basis of a year of 360 days for the actual number of days elapsed during the applicable Interest Period (including the first day and the last day of the Interest Period). All computations of interest based on the Prime Rate shall be made by Lehman on the basis of a year of 360 days and twelve 30-day months for the actual number of days elapsed during the applicable Interest Period (including the first day and the last day of the Interest Period). In the event that the principal and/or interest due relating to any Collateral remains due and unpaid for more than 59 days (the "Delinquent Collateral"), then the Interest Rate with respect to the amount of the outstanding Advances or portion thereof which are secured by such Delinquent Collateral shall be increased by one hundred fifty (150) basis points retroactively to the date such Delinquent Collateral became 59 days delinquent, until the Collateral is no longer Delinquent Collateral. Notwithstanding the above, Advances shall be deemed secured first by Collateral which is not Delinquent Collateral and second by Delinquent Collateral, to the fullest extent possible. Lehman shall notify the Customers in writing within 30 days following Lehman's actual notice that such Collateral has become Delinquent Collateral of the revised Collateral Value (including the Delinquent Collateral) and the amount of outstanding Advances which are secured by such Delinquent Collateral, as determined in accordance with the Relevant Agreements. Any payment to be made hereunder on a day other than a Business Day shall be made on the applicable Business Day determined in accordance with the provisions of the term "Interest Period" set forth herein and such extension or reduction of time shall in such case be included in the computation of payment of interest.

                          (d)     The Interest Rate for each Advance and
Subsequent Advance shall Reset on each Reset Date in accordance with the terms of this Section 2 and in accordance with the provisions of the term "Interest Period" set forth herein. On each Reset Date, unless the Customers' have delivered the Notice of Borrowing in accordance with Sections 2(a) and (b), Customers shall be deemed to have elected to reset the Advance or Subsequent Advance for the Reset Term of one month at the Interest Rate applicable to such Reset Term in effect on the Reset Date (or if at such time One Month LIBOR is no longer publicly available, Customers shall be deemed to have elected to convert such Advance or Subsequent Advance into an Advance bearing interest at the Prime Rate plus fifty (50) basis points, effective as of the Reset Date). Lehman shall send a Confirmation to the Customers after each Reset Date specifying the new Interest Rate with respect to the related Advances or Subsequent Advances.

                          (e)     Customers agree to indemnify Lehman and to
hold Lehman harmless from any loss or expense which Lehman may actually sustain or actually incur as a consequence of (i) default by the Customers in payment when due of the principal amount of or interest on any Advance, (ii) default by the Customers in making a borrowing after the Customers have delivered a Notice of Borrowing to Lehman in accordance with Section 2 hereof or (iii) prepayments of an Advance prior to a Reset Date or the Facility Termination Date by Customers. Lehman may fund any Advance in any manner that it in its sole discretion chooses. This Section 2(e) shall survive termination of this Facility and payment of all amounts outstanding under the Relevant Agreements.





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                          (f)(1)  In the event that, from and after the date
hereof, any change in any Requirement of Law or in the interpretation or application thereof or compliance by Lehman with any request or directive (whether or not having the force of law) from any central bank or other Governmental Authority made subsequent to the date hereof:

                                  (i)      shall subject Lehman to any tax of
         any kind whatsoever with respect to this Facility, any Advances made by it, or change to the basis of taxation of payments to Lehman in respect thereof (except for changes in the rate of tax on the overall net income of Lehman);

                                  (ii)     shall impose, modify or hold
         applicable any reserve, special deposit, compulsory loan or similar requirement against assets held by, deposits or other liabilities in or for the account of, advances, loans or other extensions of credit by, or any other acquisition of funds by, any office of Lehman which are not otherwise included in the determination of the LIBOR Rate or the quoted rate; or

                                  (iii)    shall impose on Lehman any other
         condition;

and the result of any of the foregoing is to increase the cost to Lehman, by any amount which Lehman deems to be material, of making or maintaining Advances or to reduce any amount receivable hereunder in respect thereof then, in any such case, the Customers shall promptly pay Lehman, within ten (10) days following demand therefor, any additional amounts necessary to compensate Lehman for such additional cost or reduced amount receivable. If Lehman becomes entitled to claim any additional amounts pursuant to this Section 2(f), it shall promptly notify the Customers of the event by reason of which it has become so entitled. A certificate as to any additional amounts payable pursuant to the foregoing sentence submitted by Lehman to the Customers shall be conclusive in the absence of manifest error. This covenant shall survive the termination of this Facility and payment of the amounts outstanding under the Relevant Agreements.

                             (2)  In the event that Lehman shall have
determined that any change in any Requirement of Law regarding capital adequacy or in the interpretation or application thereof or compliance by Lehman or any corporation controlling Lehman with any request or directive regarding capital adequacy (whether or not having the force of law) from any central bank or Governmental Authority made subsequent to the date hereof does or shall have the effect of reducing the rate of return on Lehman's or such corporation's capital as a consequence of its obligations hereunder to a level below that which Lehman or such corporation could have achieved but for such change or compliance (taking into consideration Lehman's or such corporation's policies with respect to capital adequacy) by an amount deemed by Lehman to be material, then from time to time, after submission by Lehman to the Customers of a written request therefor (including calculations of any such additional amounts in reasonable detail), the Customers shall pay to Lehman such additional amount or amounts as will compensate Lehman for such reduction.

                          (g)     All payments made by the Customers under this
Facility and the Relevant Agreements shall be made free and clear of, and without deduction or withholding





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for or on account of, any present or future income, stamp or other taxes, levies, imposts, duties, charges, fees, deductions or withholdings, now or hereafter imposed, levied, collected, withheld or assessed by any Governmental Authority, excluding net income taxes and franchise taxes (imposed in lieu of net income taxes) imposed on Lehman as a result of a present or former connection between the jurisdiction of the government or taxing authority imposing such tax and Lehman (excluding a connection arising solely from Lehman having executed, delivered or performed its obligations or received a payment under, or enforced, this Facility or the Relevant Agreements) or any political subdivision or taxing authority thereof or therein (all such non-excluded taxes, levies, imposts, duties, charges, fee, deductions and withholdings being hereinafter called "Taxes"). If any Taxes are required to be withheld from any amounts payable to Lehman hereunder or under the Relevant Agreements, the amounts so payable to Lehman shall be increased to the extent necessary to yield to Lehman (after payment of all Taxes) interest or any such other amounts payable hereunder at the rates or in the amounts specified in this Facility and the Relevant Agreements. Whenever any Taxes are payable by the Customers, as promptly as possible thereafter the Customers shall send to Lehman for its own account a certified copy of an original official receipt received by the Customers showing payment thereof. If the Customers fail to pay any Taxes when due to the appropriate taxing authority or fail to remit to Lehman the required receipts or other required documentary evidence, the Customers shall indemnify Lehman for any incremental taxes, interest or penalties that may become payable by Lehman as a result of any such failure. The agreements in this Section shall survive the termination of this Facility and the payment of the Promissory Note and all other amounts payable under the Relevant Agreements. The Customers agree that each transferee or assignee of Lehman or participant who purchases a participation in this Facility (collectively, the "Transferees") shall be entitled to the benefits of this Section 2(g) with respect to its interest in this Facility and the Advances outstanding from time to time as if it were "Lehman", provided that the Transferees shall not be entitled to receive any greater amount pursuant to this Section 2(g) than Lehman would have been entitled to receive in respect of the amount of the interest transferred by Lehman to such Transferees had no such transfer occurred. The Customers shall not be required to indemnify Lehman (or a Transferee), pursuant to this Section 2(g) to the extent that the Taxes are a result of the transfer of this Facility, to an office of Lehman (or such Transferee) in another jurisdiction, after the date Lehman (or such Transferee) obtains its interest hereunder.

                          (h)     The following terms have the meanings
indicated when used herein:

                 "Interest Period" means with respect to any Advance or Subsequent Advance:

                 (a) initially the period commencing on the date such Advance is made and ending on the date immediately preceding the Reset Date set forth in the related Notice of Borrowing;

                 (b) thereafter, each period commencing on the next preceding Reset Date applicable to such Advance and ending one month thereafter on the date immediately





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preceding the next Reset Date or the date specified in the related Notice of
Borrowing, as applicable;

                 provided that,:

                           any Interest Period or Reset Date that would otherwise extend beyond the Facility Termination Date shall end on the Facility Termination Date or such date of final payment, as the case may be.

                 "Interest Rate" means the rate of interest determined in accordance with Section 2(c) hereof.

                 "LIBOR Rate" means with respect to each day during each Interest Period pertaining to an Advance, a rate per annum determined for such Interest Period in accordance with the following formula (rounded upwards to the nearest 1/100th of one percent):

                                One-Month LIBOR
                      __________________________________
                      1.00  -  LIBOR Reserve Requirements

                 "LIBOR Reserve Requirements" means, with respect to Lehman or any Transferee, for any day, the aggregate (without duplication) of the rates (expressed as a decimal fraction) of reserve requirements in effect on such day applicable to Lehman or such Transferee (including, without limitation, basic, supplemental, marginal and emergency reserves under any regulations of the Board of Governors of the Federal Reserve System or other Governmental Authority having jurisdiction with respect thereto), dealing with reserve requirements prescribed for eurocurrency funding (currently referred to as "Eurocurrency Liabilities" in Regulation D of such Board) maintained by a member bank of such System.

                 "One-Month LIBOR" shall mean, with respect to each day during an Interest Period pertaining to an Advance or Subsequent Advance with a Reset Term of one month or less, a rate per annum equal to (a) in the case of an Advance or Subsequent Advance made on a date other than a Reset Date, the interpolated rate per annum based on such rates appearing at page 314 of the Telerate Screen on the first day of such initial Interest Period and with durations most closely approximating the number of days from such date to the next succeeding Reset Date, and (b) in the case of an Advance or Subsequent Advance made on a Reset Date or reset on a Reset Date, the rate appearing at page 3750 of the Telerate Screen as one-month LIBOR on the first day of such Interest Period, in each case determined at or about 11:00 a.m. (London,
England time).   If either such rate shall not be so quoted, the One-Month
LIBOR shall be the rate per annum at which deposits in Dollars are offered by a prime bank in the London interbank market designated by Lehman at approximately 11:00 a.m. (London, England time) on such date and in an amount comparable to the amount of the Advance to be outstanding during such Interest Period.

                 "Reset Date" shall mean the first day of a calendar month on which commercial banks are not required to be closed in New York, New York and/or in which dealings in U.S. dollar deposits are carried on in the London interbank market.

                 "Telerate Screen" shall mean the screens broadcast by the Dow Jones Telerate Service, its successors and assigns.

                 3. Payment of Principal and Interest. Customers shall repay, and shall pay interest on, each Advance in accordance with the terms hereof and of the Promissory Note, it being understood that upon each disbursement of funds as set forth in Section 2 above Customers shall have effected a borrowing from Lehman hereunder and shall be indebted to Lehman for the principal amount thereof, plus interest thereon, in accordance with the terms hereof and of the Promissory Note. Interest accrued on an Advance shall be payable in arrears on the first Business Day of each month which such Advance is outstanding and upon the payment or prepayment in full thereof, except that interest payable on any amount not paid in full when due shall be payable from time to time on demand. Customers shall have the right to prepay any principal amount of any Advance without the prior written consent of Lehman on any Reset Date and Customers may prepay an Advance prior to the Reset Date of such Advance if Customers pay to Lehman on the date of such prepayment (the "Prepayment Date") the principal of such Advance together with the related interest on such Advance from the date of such Advance through and including the Prepayment Date plus the amounts due to Lehman pursuant to Section 2(e) hereof.

                 4. Procedures for Payments. Customers may, at their option repay each Advance made to Customers, but in any event shall pay the interest on each Advance, not later than 2:00 P.M. (New York City time) each Reset Date with respect to such Advance as specified in the related Confirmation, in United States Dollars and in same day funds, provided, however, no Reset Date for any Advance shall occur later than the date which is eighteen (18) months from the date hereof (the "Facility Termination Date"). Notwithstanding the foregoing, in the event that the Reset Term of an Advance is longer than one month, Customer shall pay to Lehman no later than 2:00 P.M. (New York City time) the accrued interest, on the first Business Day of each month during such Reset Term while such Advance is outstanding, based upon the applicable Interest Rate.

                 5. Representations, Warranties and Covenants. As of the date hereof, and as of the date of the initial Advance and each Subsequent Advance SLTLP and SLTLLC each hereby represents, warrants and covenants as follows:

                     (a) SLTLP and SLTLLC are respectively, a limited partnership and limited liability company, are each duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization and each is qualified to do business in its state of formation and is, to the extent required by applicable law, qualified to do business in its respective principal place of business. SLTLP is a 99% member of SLTLLC.

                     (b) SLTLP's and SLTLLC's execution, delivery and performance of the Relevant Agreements are within SLTLP's and SLTLLC's organizational documents and organizational powers, have been duly authorized by all necessary organizational action, and do not contravene (i) SLTLP's and SLTLLC's organizational or operating documents or (ii) any regulation, law or contractual restriction binding on or affecting SLTLP and SLTLLC or

SLTLP's or SLTLLC's Property.

                     (c) No authorization or approval or other action by, and no notice to or filing with, any governmental authority or regulatory body is required for SLTLP's or SLTLLC's due execution, delivery and performance of the Relevant Agreements.

                     (d) The Relevant Agreements are SLTLP's or SLTLLC's legal, valid and binding obligations enforceable against SLTLP and SLTLLC in accordance with their respective terms.

                     (e) The available audited and unaudited consolidated balance sheets, statements of income and changes in financial condition of Starwood Lodging Trust (the "Guarantor") and its consolidated Subsidiaries (and in any case, SLTLP and SLTLLC) as of Guarantor's most recently completed fiscal year and quarter, are true, correct and fairly present Guarantor's and its consolidated Subsidiaries (and in any case, SLTLP and SLTLLC) financial condition and results of operations for the period then ended and are in accordance with generally accepted accounting principles consistently applied, and copies of such statements, together with the most recent opinion with respect to such audited statements of an independent public accounting firm, have been provided to Lehman, and since such date there has been no material adverse change in such financial condition, operations or business prospects.

                     (f) There is no pending or, to the best of SLTLP's and SLTLLC's knowledge, threatened action or proceeding affecting SLTLP, SLTLLC or Guarantor before any court, governmental agency or arbitrator, which may materially adversely affect the financial condition, operations or business prospects of SLTLP, SLTLLC or Guarantor.

                     (g) SLTLP and SLTLLC are each duly licensed and qualified in every state where each transacts business to the extent required by applicable law.

                     (h) The Relevant Agreements are not entered into in contemplation of insolvency or with intent to hinder, delay or defraud any of SLTLP's or SLTLLC's creditors.

                     (i) The consummation of the transactions contemplated by the Relevant Agreements are in the ordinary course of business of SLTLP and SLTLLC.

                     (j) Neither the execution and delivery of the Relevant Agreements, the servicing responsibilities by the Servicer or the transactions contemplated hereby, nor the fulfillment of or compliance with the terms and conditions of this or any of the Relevant Agreements, will in any material respect conflict with or result in a breach of any of the terms, conditions or provisions of the SLTLP's or SLTLLC's organizational or operating documents or any legal restriction or any agreement or instrument to which SLTLP or SLTLLC is now a party or by which they are bound, or constitute a default or result in an acceleration under any of the foregoing, or result in the violation of any law, rule, regulation, order, judgment or decree to which SLTLP and/or SLTLLC or its property is subject, or impair the ability of the

Servicer to service the Mortgage Loans, or impair the value of the Mortgage Loans and the Participation Interest.

                     (k) SLTLP and SLTLLC do not believe, nor do they have any reason or cause to believe, that they cannot perform each and every covenant contained in the Relevant Agreements.

                     (l)          There has occurred no Material Adverse Effect.

                     (m) Customers are not in default with respect to any order, writ, injunction or decree of any Governmental Authority or, in violation of any law, statute, rule or regulation to which Customers or their Property are subject.

                     (n) The information, reports, financial statements, exhibits and schedules furnished in writing by or on behalf of Customers in connection with the negotiation, preparation or delivery of this Facility and the Relevant Agreements or included herein or therein or delivered pursuant hereto or thereto, when taken as a whole, do not contain any untrue statement of material fact or omit to state any material fact necessary to make the statements herein or therein, in light of the circumstances under which they were made at the time they were made, not misleading. All written information furnished after the date hereof by Customers to Lehman in connection with this Facility and the Relevant Agreements and the transactions contemplated hereby and thereby will be true, complete and accurate in every material respect, or (in the case of projections) based on reasonable estimates, on the date as of which such information is stated or certified. There is no fact known to either SLTLP or SLTLLC that, after due inquiry, could reasonably be expected to have a Material Adverse Effect that has not been disclosed herein, in the Relevant Agreements or in a report, financial statement, exhibit, schedule, disclosure letter or other writing furnished to Lehman for use in connection with the transactions contemplated hereby or thereby.

                     (o)          All of the covenants set forth in this

Facility and in the Relevant Agreements required to be complied with as of the date hereof have been complied with.

                     (p) No condition which would cause an Event of Default (as defined in the Promissory Note) exists.

                     (q) The Guarantor is the sole general partner of SLTLP and is duly organized, validly existing and in good standing under the laws of its jurisdiction of organization and its principal place of business, and is substantially in compliance with applicable law and the Guarantor's execution, delivery and performance of the Relevant Agreements are within the Guarantor's organizational documents and organizational powers, have been duly authorized by all necessary organizational action, and do not contravene (i) the Guarantor's organizational or operating documents or (ii) any regulation, law or contractual restriction binding on or affecting the Guarantor or its Property.

                     (r) The Guarantor is listed and in good standing on the New York Stock Exchange, is qualified as a REIT and currently is in compliance in all material respects with all provisions of the Code applicable to the qualification of the Guarantor as a REIT.

                     (s) The Unfunded Liabilities of all Single Employer Plans do not in the aggregate have a Material Adverse Effect. Neither the Guarantor nor any other member of the Controlled Group has incurred, or is reasonably expected to incur, any withdrawal liability to Multiemployer Plans which in the aggregate have a Material Adverse Effect. The extent to which any Plan fails to comply with all applicable requirements of law and regulations does not have a Material Adverse Effect. Neither the Guarantor nor any other members of the Controlled Group has withdrawn from any Plan or any multiemployer plan as defined in Section 3(37) of ERISA or initiated steps to do so, and no steps have been taken to reorganize or terminate any Plan, which withdrawal, reorganization or termination would have a Material Adverse Effect.

                 6.       Conditions Precedent.  (a)        Initial Advance.
As conditions precedent to the making of the initial Advance (1) Customers shall reimburse Lehman for all of its costs and expenses in connection with the closing of this Facility on the date hereof; (2) Lehman shall have completed its due diligence review, (including without limitation, review of the Mortgage Loan documents and pay histories, and review of mortgagor, operating statements, appraisals, environmental and engineering reports with respect to the Collateral); (3) all of the representations, and warranties contained in the Relevant Agreements shall be accurate, true and correct in all material respects and there shall exist no Event of Default thereunder; and (4) subject to the Post Closing Agreement Lehman shall have received on or before the day of such Advance the following, in form and substance reasonably satisfactory to Lehman and duly executed by Customers, or the relevant Person as applicable:

                                    (i)    The Facility Documents;

                                   (ii)    Evidence that all other actions
necessary or, in the reasonable opinion of Lehman, desirable to perfect and protect the security interests created by the Pledge Agreement have been taken including, but not limited to, state and county Uniform Commercial Code financing statement searches of SLTLP and SLTLLC and the Guarantor in the state of their formation;

                                  (iii)    With respect to each Facility
Document to which SLTLP, SLTLLC and the Guarantor is a party, a certified copy of resolutions of SLTLP, SLTLLC and Guarantor, as applicable, approving the Facility Documents and borrowings thereunder (either specifically or by general resolution approving borrowings of the type described in the Facility Documents), and all documents evidencing other necessary corporate action or governmental approvals as may be reasonably required in connection with the Relevant Agreements;

                                   (iv)    A certificate of SLTLP's, SLTLLC's
and Guarantor's secretary certifying the names, true signatures and titles of SLTLP's, SLTLLC's and Guarantor's officers duly authorized to request Advances and sign the Facility Documents and the other documents to be delivered thereunder;

                                    (v)    An opinion letter, dated the date
hereof, of counsel to Customers, reasonably satisfactory to Lehman;

                                   (vi)    evidence in form and substance
reasonably satisfactory to Lehman that the Guarantor and Starwood have completed the issuance of equity which yielded a minimum of two hundred million dollars ($200,000,000) of net proceeds;

                                  (vii)    A certified copy of the
organizational documents of SLTLP, SLTLLC and the Guarantor and satisfactory evidence of their due organization, existence and good standing certificates issued by their respective states of organization and in the states where required to conduct business;

                                 (viii)    The most recent consolidated
quarterly unaudited and annual audited financial statements of the Guarantor and its consolidated Subsidiaries, and, in any case, SLTLP and SLTLLC, which annual audited consolidated financial statements shall be certified without qualification by independent certified public accountants of recognized national standing pursuant to an audit conducted in accordance with generally accepted auditing standards;

                                   (ix)    A Comfort Letter;

                                    (x)    Customers have delivered the
original certificates and copies of policies of insurance for the Mortgagors, Customers, and Servicer as required by and reasonably satisfactory to Lehman under the terms and conditions of the Relevant Agreements;

                                   (xi)    Evidence, including, without
limitation, the results of a search of the records of state and local recording offices responsible for the retention of filed financing statements in the state in which SLTLP and SLTLLC were organized, that all filings, registrations and recordings required to be filed under this Facility Agreement in order to create, in favor of Lehman, a perfected first-priority security interest in the Collateral hereunder with respect to which a security interest may be perfected by filing under the Uniform Commercial Code as then in effect in any applicable jurisdiction have been made;

                                  (xii)     An executed amended and restated
Intercreditor Agreement, dated as of March 23, 1995, by and between SLTLP and Starwood-Nomura Hotel Investors, L.P.;

                                 (xiii)    A consent of the Minority Interest
to the transfer of the Participation Interest to Lehman;

                                  (xiv)    Title endorsements in favor of
Lehman with respect to each Mortgage Loan; and

                                   (xv)    Such other documents, instruments,
opinions and assurances in form and substance reasonably satisfactory to Lehman and Lehman's counsel, as Lehman may reasonably require in connection herewith.

                 By execution of this Facility Agreement Lehman confirms that conditions (1), (2) and (4) have been satisfied subject to the Post Closing Agreement.

                 (b) Each Advance. As conditions precedent to making the Advance and each Subsequent Advance:

                                    (i)    Customers shall reimburse Lehman for
all of its reasonable out-of-pocket costs and expenses in connection with such Advance;

                                    (ii)   Lehman shall have received on or
before the day of such Advance, in form and substance reasonably satisfactory to Lehman and duly executed:

                                    (A)    A Notice of Borrowing and the
                                           related additional Collateral
                                           Submission Summary;

                                    (B)    If the additional Collateral, if
                                           any, being delivered in connection
                                           with such Advance is subject to a
                                           lien immediately prior to the
                                           Advance, a letter from such
                                           lienholder releasing the additional
                                           Collateral from such lien upon
                                           receipt of a stated sum which is
                                           less than or equal to the related
                                           Advance; and

                                    (C)    Such other documents as Lehman may
                                           reasonably request;

                                  (iii)    The Collateral satisfies in all
material respects all of the representations and warranties set forth in Exhibit A and Exhibit B to the Pledge Agreement, as applicable;

                                   (iv)    Lehman has completed its due
diligence review, (including without limitation, review of the Mortgage Loan documents and pay histories, and review of mortgagor, operating statements, appraisals, environmental and engineering reports with respect to any additional Collateral) and has approved such additional Collateral;

                                    (v)    No Event of Default shall have
occurred and be continuing under any Facility Document; and

                                   (vi)    The representations and warranties
made by the Customers in Section 5 hereof, and by the Customers and the Guarantor in each of the other Relevant Agreements shall be true and correct in every material respect on and as of the date of the making of such Advance with the same force and effect as if made on and as of such date (or, if any such representation or warranty is expressly stated to have been made as of a specific date, as of such specific date).

                 7. Lehman Entitled to Rely. Lehman shall incur no liability to Customers in acting upon any request or other communication which Lehman believes to have been given or made by a person authorized to borrow on Customers' behalf, whether or not such person is listed on the certificate delivered pursuant to Section 6(a)(4)(iv) hereof.

                 8. Termination. This Facility shall remain in effect until the Facility Termination Date; but no such termination shall affect the Customers' obligations with respect to the Advances hereunder outstanding at the time of such termination. The Customers' obligation to indemnify Lehman pursuant to this Facility shall survive the termination hereof.

                 9. Assignment; Amendments, Etc. The Relevant Documents are not assignable by the Customers. The Relevant Agreements are assignable by Lehman in accordance with Section 13 hereof, provided, however, notwithstanding such assignment Lehman shall remain liable to Customers for all of Lehman's obligations in accordance with the terms of the Relevant Agreement. No amendment or waiver of any provision of this Facility or the Promissory Note nor consent to any departure by Customers therefrom, shall in any event be effective unless the same shall be in writing and signed by Lehman, and then such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given. The Facility Documents supersede all previous letters of intent and other agreements between the parties that deal with the same subject matter.

                 10. Indemnification. Customers shall indemnify Lehman for all reasonable losses, costs and expenses which Lehman may sustain in connection with the enforcement of Lehman's rights under or the exercise of Lehman's remedies under the Relevant Agreements or any other instrument or document delivered in connection therewith.

                 11. Notices. All written communications hereunder shall be mailed, telecopied or delivered at the respective addresses as listed in the Custody Agreement or at such other address as shall be designated by a party in a written notice to the other parties. All such notices and communications shall be effective when delivered to the party to which such notice is to be given.

                 12. GOVERNING LAW; CONSENT TO JURISDICTION. THIS FACILITY AGREEMENT SHALL BE CONSTRUED IN ACCORDANCE WITH, AND GOVERNED BY, THE LAW OF THE STATE OF NEW YORK, WITHOUT GIVING EFFECT TO THE CONFLICT OF LAW PRINCIPLES THEREOF. CUSTOMERS AND LEHMAN WAIVE TRIAL BY JURY. CUSTOMERS HEREBY IRREVOCABLY CONSENT TO THE NONEXCLUSIVE JURISDICTION OF ANY COURT OF THE STATE OF NEW YORK, OR IN THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, ARISING OUT OF OR RELATING TO THE RELEVANT AGREEMENTS IN ANY ACTION OR PROCEEDING. CUSTOMERS HEREBY SUBMIT TO PERSONAL JURISDICTION AND VENUE, IN THE COURTS OF THE STATE OF NEW YORK AND THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK, OVER ANY DISPUTES ARISING OUT OF OR RELATING TO THE RELEVANT AGREEMENTS.

                 13. Hypothecation or Pledge of Mortgage Loans and the Participation Interest. Nothing in the Facility Documents shall preclude Lehman from engaging in repurchase transactions with respect to the Mortgage Loans and Participation Interest or otherwise pledging, repledging, hypothecating, or rehypothecating the Mortgage Loans and/or Participation Interest, provided, however, notwithstanding such pledging, repledging, hypothecating, or rehypothecating the Mortgage Loans and/or Participation Interest Lehman shall remain liable to customers for all of Lehman's obligations in accordance with the terms of the Relevant Agreements. Nothing contained in this Facility shall obligate Lehman to segregate any Mortgage Loans or Participation Interest delivered to Lehman. Lehman agrees to indemnify Customers and hold Customers harmless from any loss or expense which Customers may actually sustain or actually incur (including without limitation reasonable and necessary legal fees and disbursements) in connection with any matters arising from misrepresentations or omissions by Lehman in connection with Lehman's participation of the Facility pursuant to this Section 13.

                 14. Commitment Fee. In the event both (i) the weighted average aggregate amount of all Advances outstanding during the first twelve months from the date hereof is less than thirty-five million dollars ($35,000,000) for a period of not less than four months and (ii) Lehman and the Customers fail to enter into the Line of Credit within twelve months of the date hereof, the Customers shall promptly pay Lehman a commitment fee (the "Commitment Fee") in the amount of one quarter of one percent (0.25%) of the Maximum Credit within five (5) Business Days of the expiration of such twelve month period. The provision in this Facility and the Relevant Agreements in connection with the Line of Credit are merely an expression of interest on the part of Lehman and nothing set forth herein and in the Relevant Agreements shall be deemed to be a commitment on the part of Lehman to provide such Line of Credit, or any obligation on the part of Customers to close the Line of Credit.

                 15. Purpose of Facility. Advances borrowed under this Facility may be utilized by the Customers to acquire hospitality properties, complete renovations and capital improvements to existing hotels, and for general corporate purposes, including, without limitation Distributions.

                 16. Concerning the Customers and the Guarantor. SLTLP and SLTLLC shall be jointly and severally liable for the obligations of the Customers hereunder and under the Relevant Agreements.

                 The Guarantor's name of "Starwood Lodging Trust" is a designation of the Guarantor and its trustees (as trustees but not personally) under a Declaration of Trust dated August 15, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995, as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with the Guarantor shall look solely to the Guarantor's assets for the enforcement of any claims against the Guarantor, as the trustees, officers, agents and security holders of the Guarantor assume no personal liability for obligations entered into on behalf of the Guarantor, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the Guarantor under this Facility Agreement.

                 17. Counterparts. For the purpose of facilitating the execution of this Facility Agreement as herein provided and for other purposes, this Facility Agreement may be executed simultaneously in any number of counterparts, each of which counterparts shall be deemed to be an original, and such counterparts shall constitute and be one and the same instrument.

                 If the terms of this Facility Agreement are satisfactory to Customers, please indicate Customers' agreement and acceptance thereof by signing this Facility Agreement and returning it to us whereupon this Facility Agreement shall become an agreement between us as of the date of this Facility Agreement.

Very truly yours,

Lehman Commercial Paper Inc.

By:____________________________________

Name:_________________________________

Title:_________________________________

AGREED AND ACCEPTED:

Customers:



SLT REALTY LIMITED PARTNERSHIP

By:      STARWOOD LODGING TRUST

         its general partner

By:      ______________________________

         Name:  Jeffrey C. Lapin
         Title:    President

SLT REALTY COMPANY, L.L.C.

By:      SLT REALTY LIMITED PARTNERSHIP
         its 99% member

By:      STARWOOD LODGING TRUST
         its general partner

By:      ______________________________

         Name:  Jeffrey C. Lapin
         Title:    President

Telephone #:          (310) 575-3900
Facsimile #:          (310) 575-9143

                        NOTICE OF BORROWING NO. _______

Lehman Commercial Paper Inc.
3 World Financial Center
200 Vesey Street, 9th Floor
New York, New York 10285
Attention: Mr. Frank Gilhool
Facsimile (212) 528-8986

cc:  Mr. John Regan

                                     [Date]

                 Pursuant to the Mortgage Loan Funding Facility dated July 25, 1995 (as amended from time to time, the "Facility Agreement") between you and the undersigned, the undersigned hereby gives notice of its election to borrow from you an Advance and, in connection therewith, sets forth below the following information (all capitalized terms used herein shall have the meaning specified therefor in the Facility Agreement):

1.       The principal amount of this Advance is $ _________.

2. The Interest Rate for this Advance shall equal the rate determined in accordance with Section 2(c) of the Facility Agreement.

3.       The beginning Business Day of this Advance is _______, 199_.

4. The aggregate balance of all outstanding Advances (including this Advance) is $___________.

5. The [initial] Reset Date of this Advance is __________, 199_ and the next Reset Date thereafter is ________, 199__].

[6. This is a request for a different Reset Term relating to the prior Advance requested pursuant to Notice of Borrowing No. _______.]

                 The undersigned hereby certifies that the following statements are true and correct on the date hereof and shall be true and correct on the date of the Advance requested herein, before and after giving effect thereto:

A. Each of the representations and warranties contained in the Facility Agreement and the Pledge Agreement are true and correct in all material respects;

B. Each of the covenants contained in the Facility Agreement and the Pledge Agreement have been complied with in all material respects.

C. No Event of Default (as defined in the Promissory Note) has occurred and is continuing; and

D. Customers have either satisfied all of the conditions precedent as specified in Section 6 of the Facility Agreement or the same have been waived by Lehman in writing.

                 The Advance made pursuant hereto shall be made in connection with the items of Collateral (as defined in the Pledge Agreement) described in the undersigned's Collateral Submission Summary (as defined in the Pledge Agreement) No. ____ dated ___ _________, 199_.

                 The Guarantor's name of "Starwood Lodging Trust" is a designation of the Guarantor and its trustees (as trustees but not personally) under a Declaration of Trust dated August 15, 1969, as amended and restated as of June 6, 1988, as further amended on February 1, 1995, as further amended on June 19, 1995 and as the same may be further amended from time to time, and all persons dealing with the Guarantor shall look solely to the Guarantor's assets for the enforcement of any claims against the Guarantor, as the trustees, officers, agents and security holders of the Guarantor assume no personal liability for obligations entered into on behalf of the Guarantor, and their respective individual assets shall not be subject to the claims of any person relating to such obligations. The foregoing shall govern all direct and indirect obligations of the Guarantor under this Notice of Borrowing.

Customers:



SLT REALTY LIMITED PARTNERSHIP

By:      STARWOOD LODGING TRUST
         its general partner

By:      ______________________________

         Name:
         Title:

SLT REALTY COMPANY, L.L.C.

By:      SLT REALTY LIMITED PARTNERSHIP
         its 99% member

By:      STARWOOD LODGING TRUST
         its general partner

By:      ______________________________

         Name:
         Title:

Telephone #:  ________________________

Facsimile #:  _________________________

                                                                EXHIBIT 10.16



                                AMENDMENT NO. 1

                     TO THE MORTGAGE LOAN FUNDING FACILITY

                 This is Amendment No. 1 ("Amendment No. 1"), dated as of October 31, 1995, by and between SLT Realty Limited Partnership ("SLTLP"), SLT Realty Company, L.L.C. ("SLTLLC," together with SLTLP, the "Customers") and Lehman Commercial Paper Inc. ("Lehman") to that certain Mortgage Loan Funding Facility, dated July 25, 1995, between the Customers and Lehman ("Facility Agreement").

                              W I T N E S S E T H

                 WHEREAS, heretofore Lehman entered into that certain loan facility secured by certain mortgage loans and a participation interest ("Assets") subject to the Facility Agreement;

                 WHEREAS, Lehman and the Customers wish to amend the Facility Agreement to increase the Maximum Credit thereunder as more particularly described herein.

                 NOW THEREFORE, in consideration of the mutual premises and mutual obligations set forth herein, Lehman and the Customers agree as follows:

                 1. All capitalized terms not defined herein shall have the meaning assigned to them in the Facility Agreement.

                 2.       The Facility Agreement shall be amended as follows:

                          a) The Maximum Credit shall be increased from $44,600,000 to $71,000,000;

                          b) In consideration for the commitment to increase the Maximum Credit under the Facility, Customers shall pay Lehman a one-time fee (the "Modification Fee") in the amount of 0.50% of $26,400,000 upon execution of this Amendment No. 1.

                 3. All other terms, conditions, and provisions of the Facility Agreement, as amended, are hereby affirmed and shall remain in full force and effect as written.

                 4. THIS AMENDMENT NO. 1 SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, AND THE OBLIGATIONS, RIGHTS AND REMEDIES OF THE PARTIES HEREUNDER SHALL BE DETERMINED IN ACCORDANCE WITH SUCH LAWS.

                 5. This Amendment No. 1 may be executed in one or more counterparts and by different parties hereto on separate counterparts, each of which, when so executed, shall constitute one and the same agreement.

                 6. This Amendment No. 1 shall inure to the benefit of and be binding upon Lehman and the Customers, and their respective successors and permitted assigns under the Facility Agreement.



                   [Signatures Commence on Following Page]

\                 IN WITNESS WHEREOF, the parties have caused their names to be signed hereto by their respective officers thereunto duly authorized as of the day and year first above written.

                                        LEHMAN COMMERCIAL PAPER INC.

                                        By:__________________________________

                                        Name:________________________________

                                        Title:_______________________________


                                        Customers:

                                        SLT REALTY LIMITED PARTNERSHIP

                                        By:     STARWOOD LODGING TRUST
                                                its general partner
                                        By: _________________________________

                                            Name: ___________________________

                                            Title: __________________________



                                        SLT REALTY COMPANY, L.L.C.

                                        By:     SLT REALTY LIMITED PARTNERSHIP
                                                its 99% member

                                        By:     STARWOOD LODGING TRUST
                                                its general partner
                                        By: _________________________________

                                            Name: ___________________________

                                            Title: __________________________


                                        Telephone #:     (310) 575-3900

                                        Facsimile #:     (310) 575-9143





                                     -3-